SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

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DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

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March 12, 2015

Dear Financial Advisor,

I am writing to inform you of a proxy campaign that the Dimensional funds will be conducting in the near future and to ask for your support. On March 12, the Dimensional funds filed definitive proxy statements with the SEC in connection with shareholder meetings scheduled to be held on May 8, 2015. The proxy statements describe several important proposals that shareholders of the Dimensional funds will be asked to vote on at the scheduled shareholder meetings, such as the election of directors, authorization of Dimensional to appoint and replace Dimensional-controlled sub-advisors upon receipt of appropriate exemptive relief, and revision of the funds’ investment advisory agreements.

Dimensional understands that a proxy campaign requires your time and effort to address client questions and issues related to the campaign. For that reason, shareholder meetings and the proxy votes solicited at those meetings are infrequent for the Dimensional funds and limited only to consideration of important matters. The Dimensional funds’ most recent shareholder meetings were held in 2009.

The Dimensional funds have engaged AST Fund Solutions, LLC (AST), an independent company specializing in assisting financial services firms with matters relating to shareholder meetings, to contact shareholders and record proxy votes in connection with the meetings. We expect AST to begin mailing proxy statements to shareholders on or around March 20, 2015. As is typical in any proxy campaign, in the event that a shareholder does not respond to the initial request to vote in the mailed proxy statement, AST will solicit votes by calling the shareholder and, if necessary, sending reminders by mail.

You can help minimize the proxy campaign’s impact on your clients by encouraging them to vote early in the process. To encourage prompt response, Dimensional has established a website (us.dimensional.com/2015-proxyvote) where shareholders can enter their votes by following the instructions included in the proxy materials that they will receive soon.

Shareholders also may vote by calling the phone number listed on his or her proxy card(s) or by mailing a completed and signed proxy card(s) in the postage-paid envelope included in the proxy materials.

Attached is a letter you can send to clients if desired. As noted above, prompt voting will minimize expenses to the funds, and we are doing everything we can to achieve that goal.

We sincerely appreciate your assistance with this important project. The Dimensional funds’ boards are confident that all changes proposed in the proxy statements are in the best interests of the funds and their shareholders.

With best wishes,

David Booth
Chairman and Co-Chief Executive Officer

March 12, 2015

Dear Fellow Shareholder,

I am writing to inform you of a proxy campaign that the Dimensional funds will be conducting in the near future and to ask you to vote on several proposals that will benefit the funds. On March 12, 2015, the Dimensional funds filed a definitive proxy statement with the SEC in connection with shareholder meetings currently scheduled to be held on May 8, 2015. The proxy statements describe several important proposals that shareholders of the Dimensional funds are being asked to vote on at the scheduled shareholder meeting, such as the election of directors, authorization of Dimensional to appoint and replace Dimensional-controlled sub-advisors upon receipt of appropriate exemptive relief, and revision of the funds’ investment advisory agreements.

The Dimensional funds have engaged AST Fund Solutions, LLC (AST), an independent company specializing in assisting financial services firms with matters relating to shareholder meetings, to contact shareholders and record proxy votes in connection with the meetings. We expect AST to begin mailing proxy statements to shareholders, such as yourself, on or around March 20, 2015.

We encourage you to vote as promptly as you can after receiving the proxy materials. Voting is quick and easy. Dimensional has established a website (us.dimensional.com/2015-proxyvote) where you can enter your vote by following the instructions included in the proxy materials you will receive soon.

You also may vote by calling the phone number listed on your proxy card(s) or by simply mailing a completed and signed proxy card(s) in the postage-paid envelope included in the proxy materials.

We realize that you lead a busy life and may be tempted to put aside this proxy information for another time. Please be aware that a quorum of shares is required to be represented at the meeting. If we do not hear from you after a reasonable period of time, you may receive a telephone call or letter reminding you to vote. By responding promptly, your vote will be counted and we will not need to contact you further. This also saves the funds the expense of additional follow-up mailings and solicitations. Thank you for investing with the Dimensional funds.

Sincerely,
[signed]

David G. Booth
Chairman and Co-Chief Executive Officer

DIMENSIONAL FUNDS PROXY STATEMENT
EXECUTIVE SUMMARY

PART I - QUESTIONS AND ANSWERS

While we encourage you to read the full text of the proxy materials, for your convenience we have provided a brief overview of the matters on which you will be asked to vote.

A Special Joint Meeting of Shareholders of the various portfolios/series of the four registered investment companies that are advised and/or administered by Dimensional Fund Advisors LP (“Dimensional” or the “Advisor”) will be held on May 8, 2015, to vote on several important proposals that affect the Dimensional Funds.

The following Q&A is provided to assist you in understanding the proposals that affect your Fund(s). The proposals are described in greater detail in the Proxy Statement.

Why am I being asked to vote now? I don’t recall such requests in previous years.

Shareholder meetings and the proxy votes solicited at those meetings are infrequent for the Dimensional Funds and are limited only to consideration of important issues.  The Dimensional Funds’ most recent shareholder meetings were held in 2009.

Why is it important to vote promptly?

In order to hold a shareholder meeting, a certain percentage of a fund’s shares (often referred to as a “quorum”) must be represented at the meeting.  If a quorum is not attained, the meeting must adjourn to a future date.  The Funds may attempt to reach shareholders through multiple mailings to remind them to cast their vote.  As the Meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the Meeting does not have to be postponed.

Voting promptly will minimize the proxy solicitation costs incurred by the Funds.  Since Fund shareholders bear these costs through their ownership of Fund shares, it is in your best interest to reduce those costs by returning your proxy card to help us meet this quorum requirement as quickly as possible.

How do I vote my shares?

Voting is quick and easy.  We have created four different options for you to vote:

1.	You can vote through the Internet 24 hours per day at us.dimensional.com/2015-proxyvote and by following the instructions on your proxy card,

2.	You may vote by telephone using the phone number that is provided on your proxy card(s),

3.	You also may vote your shares by completing and signing the proxy card(s) and mailing it (them) in the enclosed postage-paid envelope, OR

4.	You also may attend the Meeting and vote in person.

If you own shares of more than one Fund or own shares of one or more Funds across multiple accounts, you will receive a proxy card for each Fund and account in which you own shares.  PLEASE VOTE IN THE MANNER YOU WISH AS DESCRIBED ABOVE FOR EACH PROXY CARD YOU RECEIVE.  Please be mindful that each proxy card has a unique identifying number associated with each of your investments in the Funds.  Therefore, it is important that you complete, sign and return each proxy card you receive.

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call toll free at 1 (866) 828-6931, from 9:00 a.m. to 10:00 p.m., Eastern Time Zone, and a representative from AST Fund Solutions, LLC, the Funds’ professional proxy solicitation firm, will assist you.

Have the Boards approved the proposals that relate to the Funds?

Yes.  The proposals for each Fund have been carefully reviewed by the Boards of Trustees and Directors of The DFA Investment Trust Company (“DFAITC”), DFA Investment Dimensions Group Inc. (“DFAIDG”), Dimensional Investment Group Inc. (“DIG”) and Dimensional Emerging Markets Value Fund Inc. (“DEM”) (each a “Fund Company,” and together, the “Fund Companies”).  The Board members of each Fund Company, most of whom are not affiliated with Dimensional, are responsible for protecting your interests as a shareholder.  The Boards believe that these proposals, as they relate to each Fund, are in the best interests of shareholders.  The Board of each Fund Company has unanimously approved the proposals and recommend that you vote “FOR” those that apply to your Fund(s).

Who is AST Fund Solutions, LLC?

AST Fund Solutions, LLC (the “Solicitor”) is a New Jersey-based company specializing in assisting financial services firms with matters relating to shareholder meetings.  It has been hired by the Fund Companies to contact shareholders and record proxy votes, but the Solicitor is not affiliated with Dimensional in any way.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each share (and a proportionate fractional vote for each fractional share) you own of a Fund on the record date.  The record date is February 25, 2015.

How do I sign the proxy card?

Individual Accounts:  Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts:  Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts:  The person signing must indicate his or her capacity.  For example, a trustee for a trust or other entity should sign, “Ann B. Collins, Trustee.”

What is a Feeder Fund and what proposals as a shareholder of a Feeder Fund am I being asked to vote on?

Certain Funds that are portfolios of DFAIDG and DIG (each a “Feeder Fund,” and together, the “Feeder Funds”) invest substantially all of their assets in a corresponding Fund that is a series of DFAITC or DEM and has an investment objective that is identical to that particular Feeder Fund’s investment objective (each a “Master Fund,” and together, the “Master Funds.”)  The Master Fund, in turn, invests directly in securities and other investments.  Each Feeder Fund is being asked to vote on certain proposals as they relate to the Master Fund in which the Feeder Fund invests.  Under the Investment Company Act of 1940, as amended, each Feeder Fund’s voting rights with respect to the Master Fund shares that the Feeder Fund holds generally must be passed through to the Feeder Fund’s own shareholders.  This means that each Feeder Fund must vote its Master Fund shares in accordance with the voting instructions received from the Feeder Fund’s shareholders.  If you are a shareholder of a Feeder Fund, in addition to your votes on the proposals relating to the Feeder Fund in which you own shares, DFAIDG and DIG also need your voting instructions on the matters for which your Feeder Fund has to vote as a shareholder of its corresponding Master Fund.  You will be asked for these voting instructions in Proposals 7 through 10, as applicable.

What proposals am I being asked to vote on?

You will be asked to vote on the following proposals if they apply to your Fund:

1.	To elect a Board of Directors or a Board of Trustees, as applicable, for each Fund Company.

2.
To approve the use of a “manager of managers” structure whereby Dimensional will be able to employ and replace Dimensional controlled sub-advisors without shareholder approval at no additional cost to the Funds.  Examples of such sub-advisors are DFA Australia Limited (“DFA Australia”) and Dimensional Fund Advisors Ltd. (“DFA London,” and together with DFA Australia, the “Sub-Advisors”), Dimensional’s subsidiaries located in Sydney, Australia and London, United Kingdom, respectively. This proposal applies to (1) certain non-Feeder Funds that currently have existing sub-advisory agreements; (2) certain Funds of Funds that currently invest in an underlying fund that has existing sub-advisory agreements; (3) certain Feeder Funds that currently invest in a Master Fund that has existing sub-advisory agreements and (4) certain non-feeder, fixed income strategy Funds that currently do not have existing sub-advisory agreements but are being asked to approve proposed sub-advisory agreements in Proposal 3 below.

3.
To approve Investment Sub-Advisory Agreements (the “Sub-Advisory Agreements”), at no additional cost to the Funds, with DFA Australia and DFA London for the DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Global Fixed Income Portfolio of DFAIDG and LWAS/DFA Two-Year Fixed Income Portfolio of DIG (each an “Identified Fixed Income Fund,” and together, the “Identified Fixed Income Funds”).

4.	To approve an updated Investment Management Agreement with Dimensional for each Fund.

5.
To approve an amendment to the fundamental investment limitation regarding investments in commodities that clarifies what transactions the Funds can and cannot engage in, given the evolving definitions of commodity interests, swaps and related instruments as a result of new rule-making by the U.S. Commodity Futures Trading Commission (the “CFTC”) and other regulatory bodies (does not apply to the DFA Municipal Real Return Portfolio and DFA Commodity Strategy Portfolio of DFAIDG). The commodities or commodities-related transactions that the Funds currently are prohibited from engaging in will continue to be prohibited.

6.
To approve an amendment to the fundamental investment limitation to eliminate the requirement to invest more than 25% of its total assets in obligations of U.S. and foreign banks and bank holding companies in certain market conditions (i.e., “industry concentration”) for the DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Selectively Hedged Global Fixed Income Portfolio, DFA Short-Term Extended Quality Portfolio, DFA Intermediate-Term Extended Quality Portfolio, and DFA Short-Duration Real Return Portfolio of DFAIDG and the LWAS/DFA Two-Year Fixed Income Portfolio of DIG (each a “Proposal 6 Fund,” and together, the “Proposal 6 Funds”).  Eliminating the industry concentration policy will allow these Funds to be more diversified across industries in all market conditions.

A further explanation of each ballot proposal is in Part II of this Executive Summary.

DIMENSIONAL FUNDS PROXY STATEMENT
EXECUTIVE SUMMARY

PART II – BALLOT ITEM REFERENCE GUIDE

Proposals 1 and 7:
To elect a Board of Directors/Trustees, as applicable, for each Fund Company.

•	By law, no more than one-third of a mutual fund’s board of directors may be appointed without shareholder approval.
•	One-third of the Funds’ eight-member boards is two people and the Funds have already appointed one board member (Ed Lazear).
•
If two spots on the board became vacant for any reason, one of them could not be replaced without calling a shareholder meeting, which takes time and is costly. Getting shareholder approval now for all eight members gives the funds the flexibility to appoint up to two new board members, if necessary, before the next shareholder meeting. Having a smooth transition in the event of a vacancy will ensure that the funds have continuous and rigorous oversight.

Proposals 2 and 8:
To approve the use of a “manager of managers” structure whereby Dimensional will be able to employ and replace sub-advisors controlled by Dimensional without shareholder approval at no additional cost to the Funds.

The “manager of managers” structure will permit Dimensional to appoint, replace or change, without prior shareholder approval but subject to board approval, sub-advisors that are controlled by Dimensional (i.e. Dimensional holds the right to vote over 50% of the sub-advisors outstanding voting securities) (“Dimensional Controlled Sub-advisors”), so long as the Board concludes that such arrangements would be in the best interests of the shareholders of a Fund.  This proposal applies to (1) certain non-Feeder Funds that currently have existing sub-advisory agreements; (2) certain Funds of Funds that currently invest in an underlying fund that has existing sub-advisory agreements; (3) certain Feeder Funds that currently invest in a Master Fund that has existing sub-advisory agreements and (4) certain non-feeder, fixed income strategy Funds that currently do not have existing sub-advisory agreements but are being asked to approve proposed sub-advisory agreements in Proposal 3 below (such Funds are referred to as  “Proposal 2/8 Fund” or collectively the “Proposal 2/8 Funds”).

•	Dimensional uses a team-based approach to implement portfolios, such as the Proposal 2/8 Funds.
•
Depending on the strategy for a particular Proposal 2/8 Fund, Dimensional may wish to use the portfolio management and trading expertise of personnel employed by Dimensional Controlled Sub-advisors in other global locations.  For example, a Fund may employ Dimensional’s affiliated sub-advisors located in Sydney, Australia (DFA Australia) or London, United Kingdom (DFA London) to assist with the management and trading of securities of portfolios while markets are open in a particular region.

•
This will enable each Proposal 2/8 Fund to operate with greater efficiency in the future by allowing a Fund Company’s Board to approve the use of any current or future Dimensional Controlled Sub-advisors best suited to its needs without obtaining shareholder approval.  For example, a Dimensional Controlled Sub-advisor could more efficiently take advantage of foreign markets without the possibility of losing a trading opportunity from being required to receive permission for certain trades from the Advisor before execution.

•
The use of the Manager of Managers Structure will not change the fees paid to Dimensional by the Proposal 2/8 Funds and Dimensional does not currently anticipate any near-term changes to the portfolio management structure for any Proposal 2/8 Fund that might use the manager of managers structure.

•
In addition to receiving shareholder approval, the Advisor must receive an order from the SEC before using the manager of managers structure.  While the Advisor has not yet received this permission from the SEC to use the manager of managers structure (and there can be no assurances that the SEC will grant the order), the Boards have determined to seek shareholder approval of the manager of managers structure at this time to avoid additional meeting and proxy solicitation costs in the future.

•	Dimensional does not intend to hire unaffiliated sub-advisors and will not request the ability to do so in its application to the SEC for an exemptive order to allow the manager of managers structure.

Proposals 3(a) and 3(b):
To approve two Sub-Advisory Agreements for Certain Fixed Income Funds.
Proposal 3 only applies to the following Funds:  DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Five-Year Global Fixed Income Portfolio and LWAS/DFA Two-Year Fixed Income Portfolio (each an “Identified Fixed Income Fund,” and together, the “Identified Fixed Income Funds”).

•	Proposal 3(a) seeks approval of a proposed Sub-Advisory Agreement among Dimensional, DFA Australia, and DFAIDG or DIG (as applicable), on behalf of the Identified Fixed Income Funds.
•	Proposal 3(b) seeks approval of a proposed Sub-Advisory Agreement among Dimensional, DFA London and DFAIDG or DIG (as applicable), on behalf of the Identified Fixed Income Funds.
•
The Advisor believes that the Identified Fixed Income Funds can benefit from the global investment management expertise of the personnel of the Advisor’s affiliated investment advisors, DFA Australia and DFA London.

o
DFA Australia and DFA London are registered investment advisors that have personnel experienced in various business areas of certain foreign markets in which the Identified Fixed Income Funds invest, including experience in the selection of brokers or dealers, the execution of trades with respect to foreign securities, and access to research and related materials in certain foreign markets.

o	The Advisor wishes to capitalize on the experience of such personnel in managing the assets of the Identified Fixed Income Funds, each of which invests a portion of its assets in such foreign markets.
•
The Identified Fixed Income Funds include certain Funds that are identified as Proposal 2/8 Funds above.  As described in Proposals 2 and 8 above, Dimensional must receive an order from the SEC before using the manager of managers structure.  This process could take some period of time after shareholder approval of Proposals 2 and 8 are obtained at the meeting.  As a result, the board believes it is advantageous to seek approval of the Proposed Sub-Advisor Agreements for the Identified Fixed Income Funds to benefit from the global investment management experience of the Advisor’s affiliates as soon as possible.

•
Investment strategies for the Identified Fixed Income Funds are set by the Advisor’s Investment Committee, which sets and reviews all investment related policies and procedures and approves any changes in regards to approved countries, security types and brokers.  This current structure of portfolio management for the Identified Fixed Income Funds will not change as a result of the approval of the Proposed Sub-Advisory Agreements.

•	The fees and expenses of the Identified Fixed Income Funds will not change as a result of the approval of the Proposed Sub-Advisory Agreements.

Proposals 4 and 9:

To approve an updated investment management agreement for each Fund.

There are two main reasons that an updated investment management agreement is being proposed for each Fund.  First, an updated investment management agreement will provide a uniform agreement that increases transparency and better describes all of the services that the Advisor provides to each Fund.  Second, an updated investment management agreement for each Fund that is a feeder fund in a master-feeder structure will allow the Advisor to provide a full range of investment advisory services to such Fund as opposed to the limited services it can perform under its current investment advisory agreement.  An additional explanation for these reasons is set forth below.

1.	Increase transparency and provide a uniform agreement for all Funds:
o
The Advisor generally provides the same services to each Fund, but the current investment management agreements, some of which the Advisor entered into with a Fund Company as long as 33 years ago, do not contain a uniform description of the Advisor’s services.

o	The updated investment management agreement contains a description of the full complement of both investment advisory and non-investment advisory services that the Advisor will provide to each Fund.
o
The updated investment management agreement also explicitly lists the expenses that a Fund is responsible for paying.  The expenses identified in the updated investment management agreement, by and large, reflect the current expenses borne by the Fund and the Advisor and the present responsibilities of the Advisor.  Certain expenses listed in the updated investment management agreement, however, such as fees for the provision of trade administration oversight services, are operational and control services that will be paid by the Funds following the implementation of the updated investment management agreement.  The Advisor had paid for some of these services on an interim basis while the services were being developed, in order to determine that the services were suitable to the Funds’ needs.

o
As shown in the tables in Exhibit D-1 of the Proxy Statement, pro forma estimates of the Funds’ total annual operating expense ratios reflecting the implementation of the updated investment management agreement, and thus the assumption of these expenses, are the same as the total annual operating expense ratios of the Funds reported for the last fiscal year.

2.	Allow the Advisor to perform a full range of investment advisory services for each Feeder Fund:
o	Each Feeder Fund was established prior to the SEC’s adoption of rule amendments in 2006 that permit mutual funds to invest in, in addition to one or more underlying funds, other types of securities.
o
Under the current master-feeder structure, each Feeder Fund invests substantially all of the Feeder Fund’s assets in a Master Fund that has the same investment objective, strategies, and policies as the Feeder Fund.  Each Feeder Fund currently also has a separate investment advisory agreement directly with the Advisor, but that agreement only contemplates direct management by the Advisor of that portion of the Feeder Fund’s assets that are retained by the Feeder Fund for cash management purposes.

o
The Advisor believes that the ability to invest in securities directly and/or through investment in one or more underlying funds allows the Advisor to determine the most efficient means to meet a Feeder Fund’s investment objective.

o
In order to take advantage of this structure, each Feeder Fund requires an updated investment management agreement that will allow the Advisor to purchase securities directly for the Feeder Fund, instead of, or in addition to, the Feeder Fund investing its assets in a corresponding Master Fund.

Proposals 5 and 10:
To amend the fundamental investment limitation regarding investments in commodities.
Proposal 5 does not apply to the DFA Municipal Real Return Portfolio and DFA Commodity Strategy Portfolio.

Proposals 5 and 10 propose to amend each Fund’s fundamental investment policy relating to the purchase and sale of commodities as follows:

Current Fundamental Investment Limitation:

The Portfolio(s) will not purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent a Portfolio from: (i) engaging in transactions involving currencies and futures contracts and options thereon; or (ii) investing in securities or other instruments that are secured by physical commodities.

Proposed Fundamental Investment Limitation

The Portfolio(s) will not purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this limitation does not prevent a Portfolio from (i) purchasing or selling securities of companies that purchase or sell commodities or that invest in commodities; (ii) engaging in any transaction involving currencies, options, forwards, futures contracts, options on futures contracts, swaps, hybrid instruments or other derivatives; or (iii) investing in securities, or transacting in other instruments, that are linked to or secured by physical or other commodities.
•
Since the previous adoption of this fundamental investment limitation for the Funds, the financial markets and regulatory guidance from the CFTC and other governmental agencies have evolved, and new types of financial instruments have become available as potential investment opportunities, including transactions in commodity-linked instruments.

•
The proposed investment limitation would still provide that direct investments in commodities (which have traditionally been interpreted to mean physical products like wheat, oil, cotton, gold and aluminum) are prohibited, but would clarify the Funds’ authority to enter into a variety of derivative transactions relating to commodities.

•
The proposed change is intended to preserve the Funds’ flexibility to trade in a variety of modern financial instruments, and permit the Funds to continue to buy and sell various financial instruments representing interests in commodities such as futures contracts and options thereon, currency futures, stock index futures or interest rate futures and enter into swaps and other commodity-related derivative instruments involving commodities.

•	Dimensional does not anticipate any changes to the manner in which any of the Funds will be managed as a result of this change.

Proposal 6:
To amend the fundamental investment limitation regarding industry concentration.
Proposal 6 only applies to the following Funds:  DFA One-Year Fixed Income Portfolio, DFA Two-Year Global Fixed Income Portfolio, DFA Selectively Hedged Global Fixed Income Portfolio, DFA Short-Term Extended Quality Portfolio, DFA Intermediate-Term Extended Quality Portfolio, DFA Short-Duration Real Return Portfolio and LWAS/DFA Two-Year Fixed Income Portfolio (each a “Proposal 6 Fund,” and together, the “Proposal 6 Funds”).

The Advisor proposes that each Proposal 6 Fund’s current fundamental investment limitation regarding concentration in banking industry securities be eliminated, and proposes that the following industry concentration investment limitation for each Proposal 6 Fund be implemented:

Each Portfolio will not concentrate (invest more than 25% of its net assets) in securities of issuers in a particular industry (other than securities issued or guaranteed by the U.S. Government or any of its agencies or securities of other investment companies).

•
The staff of the SEC has taken the position that the investment of 25% or more of a fund’s assets in securities of one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration.

•
Each Proposal 6 Fund currently has a fundamental investment limitation that the Fund shall invest more than 25% of its total assets in obligations of U.S. and foreign banks and bank holding companies (together, “banking industry securities”) when the yield to maturity on eligible portfolio investments in banking industry securities as a group generally exceeds the yield to maturity on all other eligible portfolio investments as a group generally for a period of five consecutive days when the New York Stock Exchange is open for trading.

•	When a Proposal 6 Fund’s investments in these obligations exceed 25% of the Fund’s total assets, the Fund will be considered to be concentrating its investments in banking industry securities.

•
The Advisor believes that eliminating the current industry concentration policy will give the Advisor additional flexibility to buy and sell securities consistent with seeking to achieve the Proposal 6 Funds’ investment objectives, rather than having to meet certain investment percentages.

•
The Advisor believes that the current fundamental investment limitation does not provide any benefits to the Proposal 6 Funds, and is not necessary for the Funds to achieve their investment objectives.